UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of The
                       Securities Exchange Act of 1934

 October 03, 2008
 Date of Report (Date of earliest event reported):


 Wells Fargo Mortgage Backed Securities 2008-AR2 Trust
 (Exact name of issuing entity as specified in its charter)


 Wells Fargo Bank, N.A.
 (Exact name of sponsor as specified in its charter)


 Wells Fargo Asset Securities Corporation
 (Exact name of depositor as specified in its charter)


 New York                 333-143751-13              54-2201328
 (State or other          (Commission                54-2201329
 jurisdiction              File Number)              54-6772765
 of incorporation)                                   (IRS Employer
                                                     Identification No.)

 c/o Wells Fargo Bank, N.A
 9062 Old Annapolis Road
 Columbia, MD                                                     21045
(Address of principal executive offices)                     (Zip Code)

(410) 884-2000
(Telephone number, including area code)


Not Applicable
(Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


 Section 1 - Registrant's Business and Operations

 Item 1.03 - Bankruptcy or Receivership.

On October 3, 2008, Lehman Brothers Special Financing Inc. ("LBSF") filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. LBSF is the derivative counterparty under the yield maintenance agreement (the "Yield Maintenance Agreement"), dated February 28, 2008, between LBSF, as counterparty, and Wells Fargo Bank, N.A., as master servicer. The payment obligations of LBSF under the Yield Maintenance Agreement are guaranteed by Lehman Brothers Holdings Inc. ("LBHI"). LBHI previously filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.



 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Wells Fargo Mortgage Backed Securities 2008-AR2 Trust
(Issuing Entity)

By: Wells Fargo Bank, N.A. as Master Servicer
By:  /s/  Julie Eichler
Name:  Julie Eichler
Title: Officer

Date: October 9, 2008